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                                                                Exhibit (d)(12)

LOGO [AIG]                                        SUPPLEMENTAL APPLICATION FOR
                                             CHRONIC ILLNESS ACCELERATED DEATH
                                                                 BENEFIT RIDER


AMERICAN GENERAL LIFE INSURANCE COMPANY, HOUSTON, TX

This is a supplement to the application for the Life Insurance for the Primary Proposed Insured. Please complete if the Chronic Illness Accelerated Death Benefit Rider is being elected.

(CHECK THE BOX THAT APPLIES)

[_] New Application [_] Reinstatement [_] Base Policy Specified Amount Increase Policy Number __________

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1. PRIMARY PROPOSED INSURED

   First Name __________ MI ____ Last Name ____________ Date of Birth ________

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2. BENEFITS (COMPLETE FOR NEW APPLICATION ONLY)

   A.  MAXIMUM MONTHLY BENEFIT:  [_] 2% OF LIFETIME MAXIMUM BENEFIT
            [_] 4% OF LIFETIME MAXIMUM BENEFIT   [_] MAXIMUM PER DIEM ALLOWABLE

   B.  LIFETIME MAXIMUM BENEFIT PERCENTAGE: __________%

   Note: If the Chronic Illness Accelerated Death Benefit Rider is approved and added to your policy, the policy will also include, at no additional charge, a Terminal Illness Accelerated Death Benefit Rider. The Disclosure of Accelerated Death Benefits form must be completed for the Chronic Illness Accelerated Death Benefit rider, if required by the state of issue.

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3. HEALTH QUESTIONS - IN THIS SECTION, "YOU" REFERS TO THE PRIMARY PROPOSED
   INSURED.

   A.  During the last 12 months, have you:
       1.  Required assistance or supervision of any kind to
           perform the following activities of daily living:
           mobility, taking medications, dressing, eating,
           walking, bathing or toileting?....................... [_] Yes [_] No
       2.  Used a catheter, chair lift, dialysis, motorized
           scooter, oxygen equipment, quad or three-pronged
           cane, respirator, walker, or wheelchair?............. [_] Yes [_] No
       3.  Been advised to enter or reside in a nursing home,
           assisted living facility, long term care facility,
           Continuing Care Retirement Community (CCRC),
           residential care facility, rehabilitation facility,
           Skilled Nursing Facility (SNF) or an adult day care,
           or required home health care?........................ [_] Yes [_] No
   B.  During the last 3 years, have you:
       1.  Used insulin to treat Diabetes?...................... [_] Yes [_] No
       2.  Been diagnosed or treated by a licensed health care
           provider for Diabetes WITH COMPLICATIONS (eye,
           kidney, or nerve damage)?............................ [_] Yes [_] No
       3.  Been diagnosed or treated by a licensed health care
           provider for Diabetes AND:
           Heart Disease?....................................... [_] Yes [_] No
           Stroke?.............................................. [_] Yes [_] No
           Peripheral Vascular Disease?......................... [_] Yes [_] No
   C.  Have you EVER been diagnosed with, been treated for,
       tested positive for, or received medical advice from a
       licensed health care provider for any of the following
       conditions:
        1.  Alzheimer's disease, Dementia, Mild Cognitive
            Impairment (MCI), or Organic Brain Syndrome (OBS)... [_] Yes [_] No
        2.  Amputation due to disease........................... [_] Yes [_] No
        3.  ALS (Lou Gehrig's disease).......................... [_] Yes [_] No
        4.  Stroke, Cerebral Vascular Accident (CVA), or
            Transient Ischemic Attack (TIA)..................... [_] Yes [_] No
        5.  Organ Transplant (other than corneal)............... [_] Yes [_] No
        6.  Multiple Sclerosis.................................. [_] Yes [_] No
        7.  Huntington's Chorea................................. [_] Yes [_] No
        8.  Muscular Dystrophy.................................. [_] Yes [_] No
        9.  Myasthenia Gravis................................... [_] Yes [_] No
       10.  Macular Degeneration................................ [_] Yes [_] No

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        11.  Blindness.......................................... [_] Yes [_] No
        12.  Optic Neuritis..................................... [_] Yes [_] No
        13.  Osteoporosis with fractures........................ [_] Yes [_] No
        14.  Parkinson's disease................................ [_] Yes [_] No
        15.  Post-Polio Paralytic Syndrome...................... [_] Yes [_] No
        16.  Polymyositis....................................... [_] Yes [_] No
        17.  Scleroderma........................................ [_] Yes [_] No
        18.  Memory loss........................................ [_] Yes [_] No
        19.  Unplanned weight loss greater than 15 pounds
             within the last 2 years............................ [_] Yes [_] No
        20.  Arthritis with narcotic pain medication within the
             past 12 months..................................... [_] Yes [_] No
    D.  Do you have a parent or sibling diagnosed or treated by a licensed health care provider for Huntington's chorea
        or Polycystic Kidney Disease?........................... [_] Yes [_] No
IF ANY QUESTION IN 3. A-D WAS ANSWERED YES, THE RIDER IS NOT AVAILABLE FOR THE PRIMARY PROPOSED INSURED AND THIS SUPPLEMENTAL APPLICATION SHOULD NOT BE COMPLETED OR SUBMITTED.
    E.  In the last 5 years, have you been diagnosed with,
        treated for, tested positive for, or received medical
        advice from a licensed health care provider for any of
        the following conditions:
         1.  Disorientation..................................... [_] Yes [_] No
         2.  Multiple falls or injury due to a fall............. [_] Yes [_] No
         3.  Chest Pain......................................... [_] Yes [_] No
         4.  Loss of balance.................................... [_] Yes [_] No
         5.  Loss of strength................................... [_] Yes [_] No
         6.  Tremors............................................ [_] Yes [_] No
         7.  Dizziness.......................................... [_] Yes [_] No
    F.  Do you have a handicap sticker, handicap placard, or
        handicap license plate? (If yes, give reason below)..... [_] Yes [_] No
    G.  In the last 24 months, have you been advised by a
        licensed health care provider to limit, reduce,
        discontinue or restrict any activities or hobbies? (If
        yes, give reason below)................................. [_] Yes [_] No
    H.  In the past 24 months, have you required assistance
        with shopping, arranging transportation, housekeeping,
        cooking, laundry, meal preparation, managing finances,
        managing medications, using the telephone or used a
        straight cane? (If yes, give reason below).............. [_] Yes [_] No

    GIVE DETAILS TO ALL YES ANSWERS TO QUESTIONS 3. E-H.

     QUESTION #          NATURE OF           DATE OF LAST TREATMENT   NAME & ADDRESS OF
                CONDITION/DATE OF DIAGNOSIS OR LAST MEDICATION TAKEN   PHYSICIAN SEEN

    ----------- --------------------------- ------------------------ ------------------

    ----------- --------------------------- ------------------------ ------------------

    ----------- --------------------------- ------------------------ ------------------

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

    I.  Within the past 5 years, have you received any long
        term care benefits, disability income benefits or
        Social Security Disability Income Benefits? (If yes,
        please provide details in SECTION 4, REMARKS.).......... [_] Yes [_] No

    J.  Within the past 5 years, have you been declined for
        long term care insurance, including long term care or
        chronic illness insurance provided by rider to a life
        insurance or other policy including annuities? (If yes,
        please provide the name of the company, date and the
        reason in SECTION 4, REMARKS.).......................... [_] Yes [_] No

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4.  REMARKS

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I, the Primary Proposed Insured signing below, agree that I have read the statements contained in this application supplement and that all statements and answers given in this application supplement are true and complete to the best of my knowledge and belief. I understand that any misrepresentation contained in this application and relied on by the Company may be used to reduce or deny a claim or void the policy if: (1) such misrepresentation materially affects the acceptance of the risk; and (2) the policy is within the contestable period.

I understand that benefits under the Chronic Illness and Terminal Illness riders are provided through an accelerated death benefit option, and that if I exercise the accelerated benefit option, any beneficiary I designate will receive a reduced death benefit.

Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

PRIMARY PROPOSED INSURED SIGNATURE       LICENSED WRITING AGENT
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X                                        X ____________________________________
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DATE _________________________________   DATE _________________________________

                                         WRITING AGENT NAME ___________________

                                          _____________________________________

                                         WRITING AGENT NUMBER _________________

                                         AGENCY NUMBER ________________________

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